SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                November 13, 1997
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                          FIELDS AIRCRAFT SPARES, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




     Utah                         0-27100                       95-4218263
------------------        ------------------------          --------------------
(State or other           (Commission File Number)            (IRS Employer
 jurisdiction of                                             Identification No.)
 Incorporation
                               2251-A Ward Avenue
                              Simi Valley, CA 93005
                    ----------------------------------------
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (805) 583-0080
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

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Item 5.           Other Events

         As described in the Company's Report on Form 8-K dated September 30, 1997 (the "September 30, 1997 Form 8-K"), as of September 30, 1997, Fields Aircraft Spares, Inc. (the "Company") closed the sale of $10,000,000 principal amount of its 8.5% Subordinated Redeemable Debentures Due 2000 (the "Debentures") issued under an Indenture (the "Indenture"), dated as of September 30, 1997, between the Company and Etablissement Pour le Placement Prive as Trustee. The Debentures were sold in a private transaction and in reliance on Regulation S of the Securities Act of 1933 ("Regulation S") to entities which represented to the Company that they were accredited non-U.S. persons as defined in Regulation S.

         As reported in the September 30, 1997 Form 8-K, in the event that, during any 20-day trading day period, the average closing price of the Common Shares, par value $.05 per share (the "Common Shares") equals or exceeds $12.00 per share, the Company may, within 30 days of such period, require the conversion (the "Mandatory Conversion") of up to 20% of the principal amount of outstanding Debentures at the Conversion Price. On November 13, 1997 the Company issued a notice of Mandatory Conversion and as of November 14, 1997 converted $2,000,000 principal amount of Debentures into 166,666 Common Shares at a price of $12.00 per share.

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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              FIELDS AIRCRAFT SPARES, INC.



Date:  December 11, 1997                      By  /s/ Alan M.Fields
                                                 -------------------------
                                                 Alan M. Fields, President

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